                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 1, 2000

                      CITIBANK, N.A.


                      By: /s/ Kenneth S. Cohen
                         ---------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Vice President and
                                Assistant Secretary

                      CITICORP


                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name:  Glenn S. Gray
                         Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY


                      By: /s/ Kenneth S. Cohen
                         --------------------------------------------
                         Name: Kenneth S. Cohen
                         Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Glenn S. Gray
                         --------------------------------------------
                         Name: Glenn S. Gray
                         Title: Assistant Secretary